Exhibit 99.1

Oaktree Specialty Lending Corporation and Oaktree Strategic Income II, Inc. Enter into Merger Agreement

LOS ANGELES, CA, September 15, 2022 – Oaktree Specialty Lending Corporation (NASDAQ:OCSL) (“OCSL”) and Oaktree Strategic Income II, Inc. (“OSI II”) today announced that they have entered into an agreement to merge together with OCSL as the surviving company, subject to stockholder approval and customary closing conditions. The Boards of Directors of both OCSL and OSI II, on the recommendation of separate special committees consisting only of certain independent directors, have unanimously approved the transaction.

Under the terms of the proposed merger, OSI II stockholders will receive an amount of shares of OCSL common stock with a net asset value (“NAV”) equal to the NAV of shares of OSI II common stock that they hold at the time of closing. The exchange ratio will result in an ownership split of the combined company based on the respective NAVs of each of OCSL and OSI II, each as determined shortly before closing. For illustrative purposes, based on June 30, 2022 NAVs and excluding transaction costs and tax-related distributions, OCSL would issue approximately 2.71 shares of its common stock for each share of OSI II common stock outstanding, resulting in pro forma ownership of 79.5% for current OCSL stockholders and 20.5% for current OSI II stockholders.

In support of the transaction, Oaktree Fund Advisors, LLC (“Oaktree”), the investment adviser for each of OCSL and OSI II, has agreed to waive $9.0 million of OCSL’s base management fees as follows: $6.0 million at a rate of $1.5 million per quarter (with such amount appropriately prorated for any partial quarter) in the first year following closing of the merger and $3.0 million at a rate of $750,000 per quarter (with such amount appropriately prorated for any partial quarter) in the second year following closing of the merger.

Armen Panossian, Chief Executive Officer and Chief Investment Officer of OCSL and OSI II and Chairman of OSI II, said, “We are delighted to announce the merger of OCSL and OSI II. Oaktree has managed both companies with similar investment mandates for several years, and, given the significant overlap in portfolio holdings, it makes sense to combine them. We look forward to leveraging the benefits of the combined company with greater scale and financial flexibility, while focusing on delivering the strong investment performance to which both sets of stockholders are accustomed.”

Key Transaction Highlights

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The merger is expected to be accretive to the net investment income of the combined company, reflecting anticipated operational synergies through the elimination of duplicative expenses, interest expense savings resulting from a streamlined capital structure and the waiver of $9.0 million of base management fees.

•	The larger market capitalization following completion of the merger may result in greater secondary market trading liquidity and broader equity research coverage.

•	The combination of two known, complimentary portfolios – including over 97% of OSI II’s investments that overlap with those of OCSL – will help to facilitate a seamless portfolio integration.

•	The combined portfolio will result in improved portfolio metrics, including a reduced concentration of top-ten investment holdings.

•	The combined company is expected to have improved access to more diverse, lower cost sources of debt capital and may provide it with a better opportunity for further debt optimization.

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On a pro-forma basis, the combined company had over $3 billion of assets invested in 158 portfolio companies as of June 30, 2022. The pro-forma investment portfolio is composed of 89% senior secured loans, 2% unsecured debt, 4% equity and 5% in joint venture interests. Credit quality of the combined portfolio is strong with no investments on non-accrual. On a pro-forma basis, the concentration of the top ten investments would be 21.8%, down from 22.6% and 23.6% for OCSL and OSI II, respectively.

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Prior to the anticipated closing in the second fiscal quarter of 2023, each of the OCSL and OSI II Boards of Directors intends to declare and pay ordinary course quarterly distributions. Additionally, to the extent necessary, the OSI II Board of Directors intends to declare a special distribution that will represent any previously undistributed taxable income. This distribution will help ensure that OSI II maintains its regulated investment company status and avoids paying excise tax.

The combined company will continue to be externally managed by Oaktree and all current OCSL officers and directors will remain in their current positions. The combined company will trade under the ticker symbol “OCSL” on the Nasdaq Global Select Market.

The transaction, which is intended to be treated as a tax-free reorganization, is subject to approval by OCSL and OSI II stockholders and other customary closing conditions. The transaction is expected to close in the second fiscal quarter of 2023.

Houlihan Lokey served as financial advisor and Stradley Ronon Stevens & Young, LLP serves as the legal counsel to the special committee of OCSL. Keefe, Bruyette & Woods, a Stifel Company, served as financial advisor and Sullivan & Cromwell LLP serves as the legal counsel to OSI II and its special committee. Kirkland & Ellis LLP serves as the legal counsel to OCSL and Oaktree.

Conference Call

Oaktree will host a conference call to discuss this transaction today, September 15, 2022, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers). All callers will need to reference “Oaktree” once connected with the operator. Alternatively, a live webcast of the conference call can be accessed through the Investors section of OCSL’s website, www.oaktreespecialtylending.com.

A presentation containing a discussion of this transaction will be referenced on the conference call and has been posted to the Investors sections of OCSL’s website and filed with the Securities and Exchange Commission (the “SEC”).

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on OCSL’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 9719723, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. OCSL’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. OCSL is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit OCSL’s website at www.oaktreespecialtylending.com.

About Oaktree Strategic Income II, Inc.

Oaktree Strategic Income II, Inc. is a specialty finance company focused on lending to small- and medium-sized businesses. OSI II’s investment objective is to generate current income and long-term capital appreciation by lending to and investing in the debt of public and private companies. OSI II is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the two-step merger of OSI II with and into OCSL (collectively, the “Mergers”). The forward-looking statements may include statements as to: future operating results of OSI II and OCSL and distribution projections; business prospects of OSI II and OCSL and the prospects of their portfolio companies; and the impact of the investments that OSI II and OCSL expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Mergers closing; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected elimination of certain expenses and costs due to the Mergers; (iv) the percentage of OSI II and OCSL stockholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that stockholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (x) risks associated with possible disruption in the operations of OSI II and OCSL or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine), natural disasters or the COVID-19 pandemic; (xi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xii) conditions in OSI II’s and OCSL’s operating areas, particularly with respect to business development companies or regulated investment companies; (xiii) general considerations associated with the COVID-19 pandemic; and (xiv) other considerations that may be disclosed from time to time in OSI II’s and OCSL’s publicly disseminated documents and filings. OSI II and OCSL have based the forward-looking statements included in this press release on information available to them on the date of this press release, and they assume no obligation to update any such forward-looking statements. Although OSI II and OCSL undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OSI II and OCSL in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the Mergers, OSI II and OCSL plan to file with the SEC and mail to their respective stockholders a joint proxy statement on Schedule 14A (the “Joint Proxy Statement”), and OCSL plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Joint Proxy Statement and a prospectus of OCSL. The Joint Proxy Statement and the Registration Statement will each contain important information about OSI II, OCSL, the Mergers and related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. STOCKHOLDERS OF OSI II AND OCSL ARE URGED TO READ THE JOINT PROXY STATEMENT AND REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI II, OCSL, THE MERGERS AND RELATED MATTERS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and, for documents filed by OCSL, from OCSL’s website at http://www.oaktreespecialtylending.com.

Participants in the Solicitation

OSI II, its directors, certain of its executive officers and certain employees and officers of Oaktree and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Mergers. Information about the directors and executive officers of OSI II is set forth in its proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on January 20, 2022. OCSL, its directors, certain of its executive officers and certain employees and officers of Oaktree and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Mergers. Information about the directors and executive officers of OCSL is set forth in its proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on January 20, 2022. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OSI II and OCSL stockholders in connection with the Mergers will be contained in the Joint Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in OSI II, OCSL or in any fund or other investment vehicle managed by Oaktree or any of its affiliates.

Contacts

Investor Relations:

Michael Mosticchio

(212) 284-7869

mmosticchio@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com